Exhibit 15

May 3, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated May 3, 2010 on our review of condensed consolidated interim financial information of UniSource Energy Corporation (the “Company”) for the three month periods ended March 31, 2010 and 2009 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010 is incorporated by reference in the Company’s Registration Statements on Form S-8 (Nos. 333-43765, 333-43767, 333-43769, 333-53309, 333-53333, 333-99317, 333-140353, and 333-156491) and on Form S-3 (Nos. 333-103392, 333-126141, and 333-159244).

Very truly yours,

/s/PricewaterhouseCoopersLLP

PricewaterhouseCoopers LLP